UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 20, 2009

INTERNATIONAL COAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32679 (Commission File Number)	20-2641185 (IRS Employer Identification No.)

300 Corporate Centre Drive Scott Depot, West Virginia (Address of Principal Executive Offices)	25560 (Zip Code)

Registrant’s telephone number, including area code:  (304) 760-2400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2009, International Coal Group, Inc.’s (“ICG” or the “Company”) wholly-owned subsidiary, ICG, LLC, entered into a third amendment (the “Amendment”) to its second amended and restated credit agreement among ICG, LLC, as borrower, ICG and certain subsidiaries of ICG as guarantors, the lenders party thereto, J.P. Morgan Chase Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and CIT Capital USA Inc., as co-syndication agents, Bank of America, N.A. and Wachovia Bank, N.A., as co-documentation agents, JPMorgan Chase Bank  N.A. and Bank of America, N.A., as issuing banks, UBS Loan Finance LLC, as swingline lender, and UBS AG, Stamford Branch, as issuing bank, as administrative agent and as collateral agent for the lenders.   As described in more detail below, the Amendment eases certain debt covenants during 2009.

The Amendment amends the maximum leverage ratio permitted so that ICG may not exceed the following ratio at anytime during the periods indicated: (i) 4.50 to 1.0 from January 1, 2009 to March 31, 2009; (ii) 4.25 to 1.0 from April 1, 2009 to June 30, 2009; (iii) 3.75 to 1.0 from July 1, 2009 to September 30, 2009; (iv) 3. 25 to 1.0 from October 1, 2009 to December 31, 2009; and (v) 2.75 to 1.0 from January 1, 2010 and thereafter.  The Amendment also modifies the minimum interest coverage ratio so that on any testing date such ratio may not be less than the following ratio during the periods indicated: (i) 2.00 to 1.0 from January 1, 2009 to March 31, 2009; (ii) 2.0 to 1.00 from April 1, 2009 to June 30, 2009; (iii) 2.25 to 1.0 from July 1, 2009 to September 30, 2009; (iv) 2.75 to 1.0 from October 1, 2009 to December 31, 2009 and (v) 4.0 to 1.00 from January 1, 2010 and thereafter.

The Amendment also reduces the maximum amount of capital expenditures that ICG is permitted to make in the 2009 fiscal year to $100.0 million.  The Amendment further states that such capital expenditures shall not exceed (i) $32.5 million in the fiscal quarter ending on March 31, 2009; (ii) $57.5 million in the aggregate in the two consecutive fiscal quarters ending on June 30, 2009; (iii) $82.5 million in the aggregate in the three consecutive fiscal quarters ending on September 30, 2009; and (iv) $100.0 million in the aggregate in such fiscal year, each of the foregoing, without duplication.  Subject to certain limitations, if the amount of capital expenditures for fiscal years ended 2009, 2010 and 2011 is less than the maximum amount permitted in any of those years, 50% of such maximum amount may be carried over to the immediately succeeding year.

The Amendment imposes an additional liquidity covenants requiring that on any testing date International Coal Group, Inc. and its subsidiaries minimum liquidity may not be less than the following during the periods indicated: (i) $25.0 million from February 20, 2009 to March 31, 2009; (ii) $20.0 million from April 1, 2009 to April 30, 2009; (iii) $22.0 million from May 1, 2009 to May 31, 2009; (iv) $30.0 million from June 1, 2009 to June 30, 2009; (v) $22.5 million from July 1, 2009 to July 31, 2009; (vi) $27.5 million from August 1, 2009 to August 31, 2009; (vii) $35.0 million from September 1, 2009 to October 31, 2009; and (viii) $40.0 million from November 1, 2009 to December 31, 2009.

Pursuant to the Amendment, the interest rate margin applicable to Eurodollar and ABR based revolving loans, swingline loans and fees was increased based on the applicable leverage ratio. If the leverage ratio is (i) greater than or equal to 3.75 to 1.0, the Eurodollar rate is +4.00% and the ABR rate is +3.00%; (ii) greater than or equal to 2.50 to 1.0, but less than 3.75 to 1.0, the Eurodollar rate is +3.75% and the ABR is +2.75%; (iii) less than 2.50 to 1.0 but greater than 2.00 to 1.0, the Eurodollar rate is +3.50% and the ABR is +2.50%; and (iv) less than 2.00 to 1.0, the Eurodollar rate is +3.25% and the ABR is +2.25%.

The foregoing descriptions of the Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full and complete terms of the Amendment that is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated into this Item 1.01 by reference.

International Coal Group, Inc. issued a press release on February 20, 2008 announcing the Amendment.  A copy of this press release is attached to this Report as Exhibit 99.1.

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Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Amendment No. 3 to the Second Amended and Restated Credit Agreement, dated February 20, 2009
99.1	Press release dated February 20, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL COAL GROUP, INC.

By:	/s/ Bennett K. Hatfield
Name:	Bennett K. Hatfield
Title:	Chief Executive Officer and President

Date:  February 23, 2009

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 3 to the Second Amended and Restated Credit Agreement, dated February 20, 2009
99.1	Press release dated February 20, 2009.

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